    As filed with the Securities and Exchange Commission on October 10, 2000
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                             SOFTWARE SPECTRUM, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                                               75-1878002
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

      2140 MERRITT DRIVE                                        75041
        GARLAND, TEXAS                                        (Zip Code)
(Address of Executive Offices)

                                   ----------

                  SOFTWARE SPECTRUM, INC. AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                ROBERT D. GRAHAM
                       VICE PRESIDENT AND GENERAL COUNSEL
                             SOFTWARE SPECTRUM, INC.
                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041
                                 (972) 840-6600
 (Name, address and telephone number, including area code, of agent for service)
                                   ----------

                                 WITH COPIES TO:

                             LINDA A. WILKINS, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                            DALLAS, TEXAS 75201-6776


                         CALCULATION OF REGISTRATION FEE



          TITLE                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
      OF SECURITIES            AMOUNT TO         OFFERING PRICE       AGGREGATE OFFERING           AMOUNT OF
    TO BE REGISTERED         BE REGISTERED       PER SHARE (1)            PRICE (1)            REGISTRATION FEE
-------------------------- ------------------ --------------------- ----------------------- ------------------------
      Common Stock,         150,000 shares            $7.25             $1,087,500.00               $287.10
     $.01 Par Value


(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. Based on the average of the high and low prices reported on the Nasdaq National Market on October 6, 2000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                EXPLANATORY NOTE

     This Registration Statement is being filed to register additional shares of Common Stock in connection with the Software Spectrum, Inc. Amended and Restated Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 33-50866 relating to the Plan described herein are incorporated herein by reference.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Software Spectrum, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     (1) The Company's Form 10-K Annual Report filed July 31, 2000 with respect to the fiscal year ended April 30, 2000 pursuant to Section 13(a) of the Exchange Act;

     (2) The Company's Form 10-Q Quarterly Report filed September 14, 2000 with respect to the fiscal quarter ended July 31, 2000 pursuant to Section 13(a) of the Exchange Act;

     (3) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report described in (1) above; and

     (4) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 18, 1991 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports that have been filed for the purpose of updating such description.

ITEM 8. EXHIBITS.

     5.1*  Opinion of Locke Liddell & Sapp LLP.

     23.1* Consent of Grant Thornton LLP.

     23.2* Consent of Locke Liddell & Sapp LLP (included in opinion filed as
           Exhibit 5.1).

     99.1 Software Spectrum, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 to the Company's Form 10-K Annual Report, filed July 31, 2000, with respect to the fiscal year ended April 30, 2000).

     99.2* Amendment No. 1 to Software Spectrum, Inc. Amended and Restated
           Employee Stock Purchase Plan.
----------
     *     Filed herewith


ITEM 9. UNDERTAKINGS.

        The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garland, State of Texas, on this 10th day of October, 2000.

                                 SOFTWARE SPECTRUM, INC.


                                 By: /s/ ROBERT D. GRAHAM
                                    ------------------------------------
                                    Robert D. Graham
                                    Vice President of Strategic Relationships
                                    and General Counsel

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Judy C. Odom and Robert D. Graham, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                                TITLE                                      DATE
----------                                -----                                      ----
/s/ JUDY ODOM                      Chairman of the Board and Chief             September 21, 2000
------------------                 Executive Officer (Principal
Judy Odom                          Executive Officer)


/s/ KEITH R. COOGAN                President and Chief Operating               September 21, 2000
-------------------                Officer and Director
Keith R. Coogan


                                   Vice President and Chief                    September 21, 2000
/s/ JAMES W. BROWN                 Financial Officer (Principal
------------------                 Financial Officer and Principal
James W. Brown                     Accounting Officer)


/s/ MELLON C. BAIRD                Director                                    September 21, 2000
-------------------
Mellon C. Baird


/s/ BRIAN N. DICKIE                Director                                    September 21, 2000
-------------------
Brian N. Dickie


/s/ FRANK TINDLE                   Director                                    September 21, 2000
----------------
Frank Tindle

                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit
--------          -------
5.1*              Opinion of Locke Liddell & Sapp LLP.

23.1*             Consent of Grant Thornton LLP.

23.2* Consent of Locke Liddell & Sapp LLP (included in opinion filed as Exhibit 5.1).

24.1* Power of Attorney (included on the signature page of this Registration Statement).

99.1              Software Spectrum, Inc. Amended and Restated Employee Stock
                  Purchase Plan (incorporated by reference to Exhibit 10.10 to the Company's Form 10-K Annual Report, filed July 31, 2000, with respect to the fiscal year ended April 30, 2000).

99.2*             Amendment No. 1 to Software Spectrum, Inc. Amended and
                  Restated Employee Stock Purchase Plan.

----------
     *    Filed herewith